                                                                     EXHIBIT 3.1












                              AMENDED AND RESTATED


                       LIMITED LIABILITY COMPANY AGREEMENT


                                       OF


                           CPL TRANSITION FUNDING LLC


                            Dated and Effective as of


                                February 7, 2002


                                Table of Contents

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                                                     ARTICLE I

                                                 GENERAL PROVISIONS
SECTION 1.01  Definitions.........................................................................................1
SECTION 1.02  Sole Member; Registered Office and Agent............................................................2
SECTION 1.03  Other Offices.......................................................................................3
SECTION 1.04  Name................................................................................................3
SECTION 1.05  Purpose; Nature of Business Permitted; Powers.......................................................3
SECTION 1.06  Limited Liability Company Agreement; Certificate of Formation.......................................5
SECTION 1.07  Separate Existence..................................................................................5
SECTION 1.08  Limitation on Certain Activities....................................................................8
SECTION 1.09  No State Law Partnership............................................................................9

                                                     ARTICLE II

                                                      CAPITAL

SECTION 2.01  Initial Capital.....................................................................................9
SECTION 2.02  Additional Capital Contributions....................................................................9
SECTION 2.03  Capital Account....................................................................................10
SECTION 2.04  Interest...........................................................................................10

                                                    ARTICLE III

                                                 ALLOCATIONS; BOOKS

SECTION 3.01  Allocations of Income and Loss.....................................................................10
SECTION 3.02  Company to be Disregarded for Tax Purposes.........................................................11
SECTION 3.03  Books of Account...................................................................................11
SECTION 3.04  Access to Accounting Records.......................................................................11
SECTION 3.05  Annual Tax Information.............................................................................11
SECTION 3.06  Internal Revenue Service Communications............................................................11

                                                     ARTICLE IV

                                                       MEMBER

SECTION 4.01  Powers.............................................................................................11
SECTION 4.02  Compensation of Member.............................................................................12
SECTION 4.03  Other Ventures.....................................................................................13
SECTION 4.04  Actions by the Member..............................................................................13



                                        i
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                                Table of Contents
                                   (continued)

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                                                     ARTICLE V

                                                      OFFICERS

SECTION 5.01  Designation; Term; Qualifications..................................................................13
SECTION 5.02  Removal and Resignation............................................................................14
SECTION 5.03  Vacancies..........................................................................................14
SECTION 5.04  Compensation.......................................................................................14

                                                     ARTICLE VI

                                                MEMBERSHIP INTEREST

SECTION 6.01  General............................................................................................15
SECTION 6.02  Distributions......................................................................................15
SECTION 6.03  Rights on Liquidation, Dissolution or Winding Up...................................................15
SECTION 6.04  Redemption.........................................................................................15
SECTION 6.05  Voting Rights......................................................................................15
SECTION 6.06  Transfer of Membership Interests...................................................................15
SECTION 6.07  Admission of Transferee as Member..................................................................16

                                                    ARTICLE VII

                                                      MANAGERS

SECTION 7.01  Managers...........................................................................................16
SECTION 7.02  Powers of the Managers.............................................................................17
SECTION 7.03  Compensation.......................................................................................17
SECTION 7.04  Removal of Managers................................................................................17
SECTION 7.05  Resignation of Manager.............................................................................18
SECTION 7.06  Vacancies..........................................................................................18
SECTION 7.07  Meetings of the Managers...........................................................................18
SECTION 7.08  Electronic Communications..........................................................................18
SECTION 7.09  Committees of Managers.............................................................................18
SECTION 7.10  Limitations on Independent Managers................................................................19

                                                    ARTICLE VIII

                                                      EXPENSES

SECTION 8.01  Expenses...........................................................................................19



                                       ii
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                                Table of Contents
                                   (continued)

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                                                     ARTICLE IX

                            PERPETUAL EXISTENCE; DISSOLUTION, LIQUIDATION AND WINDING-UP

SECTION 9.01  Existence..........................................................................................20
SECTION 9.02  Dissolution........................................................................................20
SECTION 9.03  Accounting.........................................................................................20
SECTION 9.04  Certificate of Cancellation........................................................................20
SECTION 9.05  Winding Up.........................................................................................21
SECTION 9.06  Order of Payment of Liabilities Upon Dissolution...................................................21
SECTION 9.07  Limitations on Payments Made in Dissolution........................................................21
SECTION 9.08  Limitation on Liability............................................................................21

                                                     ARTICLE X

                                                  INDEMNIFICATION

SECTION 10.01  Indemnity.........................................................................................21
SECTION 10.02  Indemnity for Actions By or In the Right of the Company...........................................22
SECTION 10.03  Indemnity If Successful...........................................................................22
SECTION 10.04  Expenses..........................................................................................22
SECTION 10.05  Advance Payment of Expenses.......................................................................23
SECTION 10.06  Other Arrangements Not Excluded...................................................................23

                                                     ARTICLE XI

                                              MISCELLANEOUS PROVISIONS

SECTION 11.01  Amendments........................................................................................23
SECTION 11.02  PUCT Condition....................................................................................24
SECTION 11.03  Governing Law.....................................................................................25
SECTION 11.04  Headings..........................................................................................25
SECTION 11.05  Severability......................................................................................25
SECTION 11.06  Assigns...........................................................................................25
SECTION 11.07  Enforcement by Independent Managers...............................................................25
SECTION 11.08  Waiver of Partition; Nature of Interest...........................................................25



EXHIBITS AND SCHEDULES

Schedule A        Schedule of Capital Contribution of Member
Schedule B        Initial Managers
Schedule C        Initial Officers
Exhibit A         Management Agreement

                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           CPL TRANSITION FUNDING LLC.

                      a Delaware Limited Liability Company

                  This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of CPL Transition Funding LLC, a Delaware limited liability company (the "Company"), is made and entered into as of February 7, 2002 by Central Power and Light Company, a Texas corporation (including any additional or successor members of the Company other than Special Members, the "Member").

                  WHEREAS, the Member has caused to be filed a Certificate of Formation with the Secretary of State of the State of Delaware to form the Company under and pursuant to the LLC Act and has entered into a Limited Liability Company Agreement of the Company, dated as of October 28, 1999 (the "Original LLC Agreement");

                  WHEREAS, in accordance with the LLC Act, the Member desires to enter into this Agreement to amend and restate the terms of the Original LLC Agreement and to set forth the rights, powers and interests of the Member with respect to the Company and its Membership Interest therein and to provide for the management of the business and operations of the Company.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Member, intending to be legally bound, hereby agrees to amend and restate in its entirety the Original LLC Agreement as follows:

                                    ARTICLE I

                               GENERAL PROVISIONS

                  SECTION 1.01 Definitions. (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in that certain Indenture (including Appendix A) dated as of February 7, 2002 between the Company, as Note Issuer, and U.S. Bank National Association, as the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

                  (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (c) The words "hereof," "herein," "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule, Exhibit, Annex and Attachment references contained in this Agreement are references to Sections, Schedules, Exhibits, Annexes and Attachments in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

                  (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

                  (e) Non-capitalized terms used herein which are defined in the Utilities Code shall, as the context requires, have the meanings assigned to such terms in the Utilities Code, but without giving effect to amendments to the Utilities Code.

                  SECTION 1.02 Sole Member; Registered Office and Agent. (a) The initial sole member of the Company shall be Central Power and Light Company, a Texas corporation, or any successor as sole member pursuant to Sections 1.02(c),
6.06 and 6.07. The registered office and registered agent of the Company in the State of Delaware shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Member may change said registered office and agent from one location to another in the State of Delaware. The Member shall provide notice of any such change to the Indenture Trustee.

                  (b) Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 6.06 and 6.07, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 6.06 and 6.07), each Person acting as an Independent Manager pursuant to the terms of this Agreement shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Manager pursuant to this Agreement; provided, however, the Special Members shall automatically cease to be members of the Company upon the admission to the Company of a substitute Member. Upon the occurrence of any event that causes there to be no Member of the Company, the personal representative of such former Member shall be authorized to admit a substitute Member of the Company pursuant to Sections 6.06 and 6.07, which substitute Member shall be such personal representative or its nominee or designee. Pending such admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member, such former Member (or if such former Member no longer exists, its personal representative), shall retain the limited liability company interest in the Company of such former Member, including without limitation, all economic rights associated with such interest (which economic rights shall continue to represent the sole economic rights associated with any ownership interest in the Company). Upon the admission to the Company of a substitute Member, such substitute Member shall acquire, upon terms agreed to by the former Member (or its personal representative) and the substitute Member, all right, title and interest in and to such former Member's limited liability company interest in the Company. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets (and no Special Member shall be treated as a member of the Company for federal income tax purposes). Pursuant to Section 18-301 of the LLC Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the LLC Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member, each Person acting as an Independent Manager pursuant to this Agreement shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each Person acting as an Independent Manager pursuant to this Agreement shall not be a member of the Company. A "Special Member" means, upon such Person's admission to the Company as a member of the Company pursuant to this Section 1.02(b), a Person acting as Independent Manager, in such Person's capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement. For purposes of this Agreement, a Special Member is not included within the defined term "Member."

                  (c) In the event that the sole Member is converted to a Texas limited liability company, then such limited liability company shall be the sole Member of the Company without any further action by CPL or any amendment to this Agreement.

                  (d) The Company may admit additional members with the affirmative vote of a majority of the Managers, which vote must include the affirmative vote of all of the Independent Managers. Notwithstanding the preceding sentence, it shall be a condition to the admission of any additional member that the sole Member shall have received an opinion of outside tax counsel (as selected by the Member in form and substance reasonably satisfactory to the Member and the Indenture Trustee) that the admission of such additional member shall not cause the Company to be treated, for federal income tax purposes, as having more than a "sole owner" and that the Company shall not be treated, for federal income tax purposes, as an entity separate from such "sole owner".

                  SECTION 1.03 Other Offices. The Company may have an office at 1616 Woodall Rodgers Parkway, Dallas, Texas 75202, or at any other offices that may at any time be established by the Member at any place or places within or outside the State of Delaware. The Member shall provide notice to the Indenture Trustee of any change in the location of the Company's office.

                  SECTION 1.04 Name. The name of the Company shall be "CPL Transition Funding LLC." The name of the Company may be changed from time to time by the Member with ten days' prior written notice to the Managers and the Indenture Trustee, and the filing of an appropriate amendment to the Certificate of Formation with the Secretary of State as required by the LLC Act.

                  SECTION 1.05 Purpose; Nature of Business Permitted; Powers. The purposes for which the Company is formed are limited to:

                  (a) acquire, own, hold, administer, service or enter into agreements regarding the receipt and servicing of Transition Property and the other Note Collateral, along with certain other related assets;

                  (b) manage, sell, assign, pledge, collect amounts due on or otherwise deal with the Transition Property and the other Note Collateral and related assets to be so acquired in accordance with the terms of the Basic Documents;

                  (c) enter into, perform and comply with the Basic Documents and enter into, perform and comply with such other agreements as may be necessary or desirable in connection with the Basic Documents;

                  (d) file with the SEC one or more registration statements, including any pre-effective or post-effective amendments thereto and any registration statement filed pursuant to Rule 462(b) under the Securities Act (including any prospectus supplement, prospectus and exhibits contained therein) and file such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents necessary or desirable to register the Notes under the securities or "Blue Sky" laws of various jurisdictions;

                  (e) execute, deliver and issue Notes from time to time;

                  (f) pledge its interest in Transition Property and other Note Collateral to the Indenture Trustee under the Indenture in order to secure the Notes; and

                  (g) engage in any lawful act or activity and exercise any powers permitted to limited liability companies formed under the laws of the State of Delaware that, in either case, are incidental to, or necessary, suitable or convenient for the accomplishment of the above-mentioned purposes.

         The Company shall engage only in any activities related to the foregoing purposes or required or authorized by the terms of the Basic Documents or other agreements referenced above. The Company shall have all powers reasonably incidental, necessary, suitable or convenient to effect the foregoing purposes, including all powers granted under the LLC Act. The Company, the Member, any Manager, including the Independent Managers (as defined herein), or any officer of the Company, acting singly or collectively, on behalf of the Company, may enter into and perform the Basic Documents and all registration statements, documents, agreements, certificates or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any Member, Manager or other Person, notwithstanding any other provision of this Agreement, the LLC Act, or other applicable law, rule or regulation. The authorization set forth in the preceding sentence shall not be deemed a restriction on the power and authority of the Member or any Manager, including the Independent Managers, to enter into other agreements or documents on behalf of the Company as authorized pursuant to this Agreement and the LLC Act. The Company shall possess and may exercise all the powers and privileges granted by the LLC Act or by any other law or by this Agreement, together with any powers incidental thereto, insofar as such powers and privileges are incidental, necessary, suitable or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

                  SECTION 1.06 Limited Liability Company Agreement; Certificate of Formation. This Agreement shall constitute a "limited liability company agreement" within the meaning of the LLC Act. Bernard J. Kelley, as an authorized person within the meaning of the LLC Act, has caused a certificate of formation of the Company to be executed and filed in the office of the Secretary of State of the State of Delaware on October 28, 1999 (such execution and filing being hereby ratified and approved in all respects).

                  SECTION 1.07 Separate Existence. Except for financial reporting purposes (to the extent required by generally accepted accounting principles) and for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, the Member and the Managers shall take all steps necessary to continue the identity of the Company as a separate legal entity and to make it apparent to third Persons that the Company is an entity with assets and liabilities distinct from those of the Member, Affiliates of the Member or any other Person, and that, the Company is not a division of any of the Affiliates of the Company or any other Person. In that regard, and without limiting the foregoing in any manner, the Company shall:

                  (a) maintain office space separate and clearly delineated from the office space of any Affiliate, owned by the Company or evidenced by a written lease or sublease (even if located in an office owned or leased by, or shared with, an Affiliate);

                  (b) maintain the assets of the Company in such a manner that it is not costly or difficult to segregate, identify or ascertain its individual assets from those of any other Person, including any Affiliate;

                  (c) maintain a separate telephone number which will be answered only in its own name;

                  (d) conduct all transactions with Affiliates on an arm's-length basis;

                  (e) not guarantee, become obligated for or pay the debts of any Affiliate or hold the credit of the Company out as being available to satisfy the obligations of any Affiliate or other Person (nor indemnify any Person for losses resulting therefrom), nor have any of its obligations guaranteed by any Affiliate or hold the Company out as responsible for the debts of any Affiliate or other Person or for the decisions or actions with respect to the business and affairs of any Affiliate, nor seek or obtain credit or incur any obligation to any third Party based upon the creditworthiness or assets of any Affiliate or any other Person (i.e. other than based on the assets of the Company) nor allow any Affiliate to do such things based on the credit of the Company;

                  (f) except as expressly otherwise permitted hereunder or under any of the Basic Documents, not permit the commingling or pooling of the Company's funds or other assets with the funds or other assets of any Affiliate;

                  (g) maintain separate deposit and other bank accounts and funds to which no Affiliate has any access, which accounts shall be maintained in the name and, to the extent not inconsistent with applicable federal tax law, tax identification number of the Company;

                  (h) maintain full books of accounts and records (financial or other) and financial statements separate from those of its Affiliates or any other Person, prepared and maintained in accordance with generally accepted accounting principals (including, all resolutions, records, agreements or instruments underlying or regarding the transactions contemplated by the Basic Documents or otherwise) and audited annually by an independent accounting firm which shall provide such audit to the Indenture Trustee;

                  (i) compensate (either directly or through reimbursement of the Company's allocable share of any shared expenses) all employees, consultants and agents and Affiliates, to the extent applicable, for services provided to the Company by such employees, consultants and agents or Affiliates, in each case, from the Company's own funds and maintain a sufficient number of employees in light of its contemplated operations;

                  (j) pay from its own bank accounts for accounting and payroll services, rent, lease and other expenses (or the Company's allocable share of any such amounts provided by one or more other Affiliate) and not have such operating expenses (or the Company's allocable share thereof) paid by any Affiliates, provided, that the Member shall be permitted to pay the initial organization expenses of the Company and certain of the expenses related to the transactions contemplated by the Basic Documents as provided therein;

                  (k) maintain adequate capitalization to conduct its business and affairs considering the Company's size and the nature of its business and intended purposes and, after giving effect to the transactions contemplated by the Basic Documents, refrain from engaging in a business for which its remaining property represents an unreasonably small capital;

                  (l) conduct all of the Company's business (whether in writing or orally) solely in the name of the Company through the Member and the Company's Managers, employees, officers and agents and hold the Company out as an entity separate from any Affiliate;

                  (m) not make or declare any distributions of cash or property to the Member except in accordance with appropriate limited liability company formalities and only consistent with sound business judgment to the extent that it is permitted pursuant to the Basic Documents and not violative of any applicable law;

                  (n) otherwise practice and adhere to all limited liability company procedures and formalities to the extent required by this Agreement or all other appropriate constituent documents;

                  (o) not appoint an Affiliate or any employee of an Affiliate as an agent of the Company, except as otherwise permitted in the Basic Documents (although such Persons can qualify as a Manager or as an officer of the Company);

                  (p) not acquire obligations or securities of or make loans or advances to or pledge its assets for the benefit of any Affiliate, the Member or any Affiliate of the Member;

                  (q) not permit the Member or any Affiliate to acquire obligations of or make loans or advances to the Company;

                  (r) except as expressly provided in the Basic Documents, not permit the Member or any Affiliate to guarantee, pay or become liable for the debts of the Company nor permit any such Person to hold out its creditworthiness as being available to pay the liabilities and expenses of the Company nor, except for the indemnities in this Agreement and the Basic Documents, indemnify any Person for losses resulting therefrom;

                  (s) maintain separate minutes of the actions of the Member and the Managers, including the transactions contemplated by the Basic Documents;

                  (t) cause (i) all written and oral communications, including letters, invoices, purchase orders, and contracts, of the Company to be made solely in the name of the Company, (ii) the Company to have its own tax identification number (to the extent not inconsistent with applicable federal tax law), stationery, checks and business forms, separate from those of any Affiliate, (iii) all Affiliates not to use the stationery or business forms of the Company, and cause the Company not to use the stationery or business forms of any Affiliate, and (iv) all Affiliates not to conduct business in the name of the Company, and cause the Company not to conduct business in the name of any Affiliate;

                  (u) direct creditors of the Company to send invoices and other statements of account of the Company directly to the Company and not to any Affiliate and cause the Affiliates to direct their creditors not to send invoices and other statements of accounts of such Affiliates to the Company;

                  (v) cause the Member to maintain as official records all resolutions, agreements, and other instruments underlying or regarding the transactions contemplated by the Basic Documents;

                  (w) disclose, and cause the Member to disclose, in its financial statements the effects of all transactions between the Member and the Company in accordance with generally accepted accounting principles, and in a manner which makes it clear that (i) the Company is a separate legal entity, (ii) the assets of the Company (including the Transition Property transferred to the Company pursuant to the Sale Agreement) are not assets of any Affiliate and are not available to pay creditors of any Affiliate and (iii) neither the Member nor any other Affiliate is liable or responsible for the debts of the Company;

                  (x) treat and cause the Member to treat the transfer of Transition Property from the Member to the Company as a sale under the Utilities Code;

                  (y) except as described herein with respect to tax purposes and financial reporting, describe and cause each Affiliate to describe the Company, and hold the Company out as a separate legal entity and not as a division or department of any Affiliate, and promptly correct any known misunderstanding regarding the Company's identity separate from any Affiliate or any Person;

                  (z) so long as any of the Notes are outstanding, treat the Notes as debt for all purposes and specifically as debt of the Company, other than for financial reporting or tax purposes or as required under the Public Utility Holding Company Act of 1935, as amended;

                  (aa) solely for purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes, so long as any of the Notes are outstanding, treat the Notes as indebtedness of the Member secured by the Note Collateral unless otherwise required by appropriate taxing authorities;

                  (bb) maintain its valid existence in good standing under the laws of the State of Delaware and maintain its qualification to do business under the laws of such other jurisdictions as its operations require;

                  (cc) comply with all laws applicable to the transactions contemplated by this Agreement and the Basic Documents; and

                  (dd) cause the Member to observe in all material respects all limited liability company procedures and formalities, if any, required by its constituent documents and the laws of its state of formation and all other appropriate jurisdictions.

                  SECTION 1.08 Limitation on Certain Activities. Notwithstanding any other provisions of this Agreement, the Company, and the Member or Managers on behalf of the Company, shall not:

                  (a) engage in any business or activity other than as set forth in Article I hereof;

                  (b) without the affirmative vote of its Member and the affirmative vote of all of the Managers, including two Independent Managers, file a voluntary petition for relief under the Bankruptcy Code or similar law, consent to the institution of insolvency or bankruptcy proceedings against the Company or otherwise institute insolvency or bankruptcy proceedings with respect to the Company or take any company action in furtherance of any such filing or institution of a proceeding;

                  (c) without the affirmative vote of all Managers, including two of the Independent Managers, and then only to the extent permitted by the Basic Documents, convert, merge or consolidate with any other Person or sell all or substantially all of its assets or acquire all or substantially all of the assets or capital stock or other ownership interest of any other Person;

                  (d) take any action, file any tax return, or make any election inconsistent with the treatment of the Company, for purposes of federal taxes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the Member;

                  (e) incur any indebtedness or assume or guarantee any indebtedness of any Person (other than the indebtedness incurred under the Basic Documents); or

                  (f) to the fullest extent permitted by law, without the affirmative vote of its Member and the affirmative vote of all Managers, including two Independent Managers, execute any dissolution, liquidation, or winding up of the Company.

To the fullest extent permitted by applicable law, including Section 18-1101(c) of the LLC Act, the fiduciary duty of each Manager, including the two Independent Managers, in respect of any decision on any matter referred to in this Section 1.08 shall be owed solely to the Company (including its creditors) and not to the Member or any other holders of equity interest in the Company as may exist at such time.

                  SECTION 1.09 No State Law Partnership. No provisions of this Agreement shall be deemed or construed to constitute a partnership (including a limited partnership) or joint venture, or the Member a partner or joint venturer of or with any Manager or the Company, for any purposes.

                                   ARTICLE II

                                     CAPITAL

                  SECTION 2.01 Initial Capital. The initial capital of the Company shall be the sum of cash contributed to the Company by the Member (the "Capital Contribution") in the amount set out opposite the name of the Member on Schedule A hereto, as amended from time to time and incorporated herein by this reference.

                  SECTION 2.02 Additional Capital Contributions. The assets of the Company are expected to generate a return sufficient to satisfy all obligations of the Company under this Agreement and the Basic Documents and any other obligations of the Company. It is expected that no capital contributions to the Company will be necessary after the purchase of the initial Transition Property, except for capital contributions in connection with the issuance of additional Series of Notes. On or prior to the date of issuance of each Series of Notes, the Member shall make an additional contribution to the Company in an amount equal to at least 0.50% of the initial principal amount of such Series (less, to the extent permitted by any Subsequent Financing Order and subject to the discretion of the Member, any amount of the proceeds of such Series retained by the Company in substitution for such additional contribution) or such greater amount as agreed to by the Member in connection with the issuance by the Company of any Series of Notes which amount the Company shall deposit into the Capital Subaccount established by the Company as provided under Section 8.02 of the Indenture. No capital contribution by the

Member to the Company will be made for the purpose of mitigating losses on Transition Property that has previously been transferred to the Company, and all capital contributions shall be made in accordance with all applicable limited liability company procedures and requirements, including proper record keeping by the Member and the Company. Each capital contribution will be acknowledged by a written receipt signed by any one of the Managers. The Managers acknowledge and agree that, notwithstanding anything in this Agreement to the contrary, such additional contribution will be managed by an investment manager selected by the Member who shall invest such amounts only in Eligible Investments, and all income earned thereon shall be allocated or paid by the Indenture Trustee in accordance with the provisions of the Indenture.

                  SECTION 2.03 Capital Account. A Capital Account shall be established and maintained for the Member on the Company's books (the "Capital Account").

                  SECTION 2.04 Interest. No interest shall be paid or credited to the Member on its Capital Account or upon any undistributed profits left on deposit with the Company. Except as provided herein or by law, the Member shall have no right to demand or receive the return of its Capital Contribution.

                                   ARTICLE III

                               ALLOCATIONS; BOOKS

                  SECTION 3.01 Allocations of Income and Loss.

                  (a) Book Allocations. The net income and net loss of the Company shall be allocated entirely to the Member.

                  (b) Tax Allocations. Because the Company is not making (and will not make) an election to be treated as an association taxable as a corporation under Section 301.7701-3(a) of the Treasury Regulations, and because the Company is a business entity that has a single owner and is not a corporation, it is expected to be disregarded as an entity separate from its owner for federal income tax purposes under Section 301.7701-3(b)(1) of the Treasury Regulations. Accordingly, all items of income, gain, loss, deduction and credit of the Company for all taxable periods will be treated for federal income tax purposes, and for state and local income and other tax purposes to the extent permitted by applicable law, as realized or incurred directly by the Member. To the extent not so permitted, all items of income, gain, loss, deduction and credit of the Company shall be allocated entirely to the Member as permitted by applicable tax law, and the Member shall pay (or indemnify the Company, the Indenture Trustee and each of their officers, managers, employees or agents for, and defend and hold harmless each such person from and against its payment of) any taxes levied or assessed upon all or any part of the Company's property or assets based on existing law as of the date hereof, including any sales, gross receipts, general corporation, personal property, privilege, franchise or license taxes (but excluding any taxes imposed as a result of a failure of such person to properly withhold or remit taxes imposed with respect to payments on any Note). The Indenture Trustee (for itself and on behalf of Noteholders) shall be third party beneficiaries of the Member's obligations set forth in this Section 3.01, it being understood that Noteholders shall be entitled to enforce their rights against the Member under this Section 3.01 solely through a cause of action brought for their benefit by the Indenture Trustee.

                  SECTION 3.02 Company to be Disregarded for Tax Purposes. The Company shall comply with the applicable provisions of the Code and the applicable Treasury Regulations thereunder in the manner necessary to effect the intention of the parties that the Company be treated, for federal income tax purposes, as a disregarded entity that is not separate from the Member pursuant to Treasury Regulations Section 301.7701-1 et seq. and that the Company be accorded such treatment until its dissolution pursuant to Article IX hereof and shall take all actions, and shall refrain from taking any action, required by the Code or Treasury Regulations thereunder in order to maintain such status of the Company. In addition, for federal income tax purposes, the Company may not claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or other tax laws) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Note Collateral.

                  SECTION 3.03 Books of Account. At all times during the continuance of the Company, the Company shall maintain or cause to be maintained full, true, complete and correct books of account in accordance with generally accepted accounting principles, using the fiscal year and taxable year of the Member. In addition, the Company shall keep all records required to be kept pursuant to the LLC Act.

                  SECTION 3.04 Access to Accounting Records. All books and records of the Company shall be maintained at any office of the Company or at the Company's principal place of business, and the Member, and its duly authorized representative, shall have access to them at such office of the Company and the right to inspect and copy them at reasonable times.

                  SECTION 3.05 Annual Tax Information. The Managers shall cause the Company to deliver to the Member all information necessary for the preparation of the Member's federal income tax return.

                  SECTION 3.06 Internal Revenue Service Communications. The Member shall communicate and negotiate with the Internal Revenue Service on any federal tax matter on behalf of the Member and the Company.

                                   ARTICLE IV

                                     MEMBER

                  SECTION 4.01 Powers. Subject to the provisions of this Agreement and the LLC Act, all powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be controlled by, the Member pursuant to Section 4.04. The Member may delegate any or all such powers to the Managers. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Member shall have the following powers:

                  First - To select and remove the Managers and all officers, agents and employees of the Company, prescribe such powers and duties for them as may be consistent with the LLC Act and other applicable law and this Agreement, fix their compensation, and require from them security for faithful service; provided, that, except as provided in Section 7.06, at all times the Company shall have at least two Independent Managers. Prior to issuance of any Notes, the Member shall appoint two Independent Managers. An "Independent Manager" is a Manager that is a natural person and is not and has not been for at least five years from the date of his or her or its appointment (i) a direct or indirect legal or beneficial owner of the Company or the Member or any of their respective Affiliates, (ii) a relative, supplier, employee, officer, director (other than as an independent director), manager (other than as an independent manager), contractor or material creditor of the Company or the Member or any of their respective Affiliates or (iii) a Person who controls (whether directly, indirectly or otherwise) the Member or its Affiliates or any creditor, employee, officer, director, manager or material supplier or contractor of the Member or its Affiliates. All right, power and authority of the Independent Managers shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in this Agreement, including Section 1.08, in exercising their rights and performing their duties under this Agreement, any Independent Manager shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. No Independent Manager shall at any time serve as trustee in bankruptcy for any Affiliate of the Company. The Company shall pay, directly or indirectly, the Independent Managers annual fees totaling not more than $5,000 per year. Such fees shall be determined without regard to the income of the Company, shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Company and shall be considered a fixed Operating Expense of the Company subject to the limitations on such expenses set forth in the Financing Order. Each Manager, including each Independent Manager, is hereby deemed to be a "manager" within the meaning 18-101(10) of the LLC Act.

                  Second - Subject to Article VII hereof, to conduct, manage and control the affairs and business of the Company, and to make such rules and regulations therefor consistent with the LLC Act and other applicable law and this Agreement.

                  Third - To change the registered agent and office of the Company in Delaware from one location to another; to fix and locate from time to time one or more other offices of the Company; and to designate any place within or without the State of Delaware for the conduct of the business of the Company.

                  SECTION 4.02 Compensation of Member. To the extent permitted by applicable law, the Company shall have authority to reimburse the Member for out-of-pocket expenses incurred by the Member in connection with its service to the Company. It is understood that the compensation paid to the Member under the provisions of this Section 4.02 shall be determined without regard to the income of the Company, shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Company and shall be considered as a fixed Operating Expense of the Company subject to the limitations on such expenses set forth in the Financing Order.

                  SECTION 4.03 Other Ventures. It is expressly agreed that the Member, the Managers and any Affiliates, officers, directors, managers, stockholders, partners or employees of the Member, may engage in other business ventures of any nature and description, whether or not in competition with the Company, independently or with others, and the Company shall not have any rights in and to any independent venture or activity or the income or profits derived therefrom.

                  SECTION 4.04 Actions by the Member. All actions of the Member may be taken by written resolution of the Member which shall be signed on behalf of the Member by an authorized officer of the Member and filed with the records of the Company.

                                    ARTICLE V

                                    OFFICERS

                  SECTION 5.01 Designation; Term; Qualifications. (a) The Managers may, from time to time, designate one or more Persons to be officers of the Company. Any officer so designated shall have such title and authority and perform such duties as the Managers may, from time to time, delegate to them. Each officer shall hold office for the term for which such officer is designated and until its successor shall be duly designated and shall qualify or until its death, resignation or removal as provided in this Agreement. Any Person may hold any number of offices. No officer need be a Manager, the Member, a Delaware resident, or a United States citizen. The Member hereby appoints the Persons identified on Schedule C to be the initial officers of the Company.

                  (b) President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Managers, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Managers are carried into effect. The President or any other officer authorized by the President or the Managers may execute all contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 1.08; and (ii) where signing and execution thereof shall be expressly delegated by the Managers to some other officer or agent of the Company.

                  (c) Vice President. In the absence of the President or in the event of the President's inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Managers, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Managers may from time to time prescribe.

                  (d) Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Managers and record all the proceedings of the meetings of the Company and of the Managers in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Managers, and shall perform such other duties as may be prescribed by the Managers or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Managers (or if there be no such determination, then in order of their designation), shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Managers may from time to time prescribe.

                  (e) Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Manager. The Treasurer shall disburse the funds of the Company as may be ordered by the Manager, taking proper vouchers for such disbursements, and shall render to the President and to the Managers, at its regular meetings or when the Managers so require, an account of all of the Treasurer's transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Managers (or if there be no such determination, then in the order of their designation), shall, in the absence of the Treasurer or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Managers may from time to time prescribe.

                  (f) Officers as Agents. The officers of the Company, to the extent their powers as set forth in this Agreement or otherwise vested in them by action of the Managers are not inconsistent with this Agreement, are agents of the Company for the purpose of the Company's business and, subject to Section 1.08, the actions of the officers taken in accordance with such powers shall bind the Company.

                  (g) Duties of Managers and Officers. Except to the extent otherwise provided herein, each Manager and officer of the Company shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

                  SECTION 5.02 Removal and Resignation. Any officer of the Company may be removed as such, with or without cause, by the Managers at any time. Any officer of the Company may resign as such at any time upon written notice to the Company. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the Managers.

                  SECTION 5.03 Vacancies. Any vacancy occurring in any office of the Company may be filled by the Managers.

                  SECTION 5.04 Compensation. The compensation, if any, of the officers of the Company shall be fixed from time to time by the Managers. Such compensation shall be determined without regard to the income of the Company, shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Company and shall be considered a fixed Operating Expense of the Company subject to the limitations on such expenses set forth in the Financing Order.

                                   ARTICLE VI

                               MEMBERSHIP INTEREST

                  SECTION 6.01 General. "Membership Interest" means the limited liability company interest of the Member in the Company. The Membership Interest constitutes personal property and, subject to Section 6.06, shall be freely transferable and assignable in whole but not in part upon registration of such transfer and assignment on the books of the Company in accordance with the procedures established for such purpose by the Managers of the Company.

                  SECTION 6.02 Distributions. The Member shall be entitled to receive, out of the assets of the Company legally available therefor, distributions payable in cash in such amounts, if any, as the Managers shall declare. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the LLC Act or any other applicable law or any Basic Document.

                  SECTION 6.03 Rights on Liquidation, Dissolution or Winding Up.
(a) In the event of any liquidation, dissolution or winding up of the Company, the Member shall be entitled to all remaining assets of the Company available for distribution to the Member after satisfaction (whether by payment or reasonable provision for payment) of all liabilities, debts and obligations of the Company.

                  (b) Neither the sale of all or substantially all of the property or business of the Company, nor the merger or consolidation of the Company into or with another Person or other entity, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purpose of this Section 6.03.

                  SECTION 6.04 Redemption. The Membership Interest shall not be redeemable.

                  SECTION 6.05 Voting Rights. Subject to the terms of this Agreement, the Member shall have the sole right to vote on all matters as to which members of a limited liability company shall be entitled to vote pursuant to the LLC Act and other applicable law.

                  SECTION 6.06 Transfer of Membership Interests. (a) The Member may transfer its Membership Interest, in whole but not in part, but the transferee shall not be admitted as a Member except in accordance with Section
6.07. Until the transferee is admitted as a Member, the Member shall continue to be the sole member of the Company (subject to Section 1.02) and to be entitled to exercise any rights or powers of a Member of the Company with respect to the Membership Interest transferred.

                  (b) To the fullest extent permitted by law, any purported transfer of any Membership Interest in violation of the provisions of this Agreement shall be wholly void and shall not effectuate the transfer contemplated thereby. Notwithstanding anything contained herein to the contrary and to the fullest extent permitted by law, the Member may not transfer any Membership Interest in violation of any provision of this Agreement or in violation of any applicable federal or state securities laws.

                  SECTION 6.07 Admission of Transferee as Member. (a) A transferee of a Membership Interest desiring to be admitted as a Member must execute a counterpart of, or an agreement adopting, this Agreement and, except as permitted by paragraph (b) below, shall not be admitted without unanimous affirmative vote of the Managers, which vote must include the affirmative vote of two Independent Managers. Upon admission of the transferee as a Member, the transferee shall have the rights, powers and duties and shall be subject to the restrictions and liabilities of the Member under this Agreement and the LLC Act. The transferee shall also be liable, to the extent of the Membership Interest transferred, for the unfulfilled obligations, if any, of the transferor Member to make capital contributions to the Company, but shall not be obligated for liabilities unknown to the transferee at the time such transferee was admitted as a Member and that could not be ascertained from this Agreement. Except as set forth in paragraph (b) below, whether or not the transferee of a Membership Interest becomes a Member, the Member transferring the Membership Interest is not released from any liability to the Company under this Agreement or the LLC Act.

                  (b) The approval of the Managers, including the Independent Managers, shall not be required for the transfer of the Membership Interest from the Member to any successor pursuant to Section 5.02 of the Sale Agreement or the admission of such Person as a Member. Once the transferee of a Membership Interest pursuant to this paragraph (b) becomes a Member, the prior Member shall be released from any liability to the Company under this Agreement and the LLC Act.

                                   ARTICLE VII

                                    MANAGERS

                  SECTION 7.01 Managers. (a) Subject to Section 1.08, the business and affairs of the Company shall be managed by or under the direction of two or more Managers designated by the Member. Subject to the terms of this Agreement, the Member may determine at any time in its sole and absolute discretion the number of Managers. Subject in all cases to the terms of this Agreement, the authorized number of Managers may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Managers; provided, that, except as provided in Section 7.06, at all times the Company shall have at least two Independent Managers. The initial number of Managers shall be five, two of which shall be Independent Managers. Each Manager designated by the Member shall hold office until a successor is elected and qualified or until such Manager's earlier death, resignation, expulsion or removal. Each Manager shall execute and deliver the Management Agreement in the form attached hereto as Exhibit A. Managers need not be a Member. The initial Managers designated by the Member are listed on Schedule B hereto.

                  (b) Each Manager shall be designated by the Member and shall hold office for the term for which designated and until a successor has been designated.

                  (c) The Managers shall be obliged to devote only as much of their time to the Company's business as shall be reasonably required in light of the Company's business and objectives. A Manager shall perform his or her duties as a Manager in good faith, in a manner he or she reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent Person in a like position would use under similar circumstances.

                  (d) Except as otherwise provided in this Agreement, the Managers shall act by the affirmative vote of a majority of the Managers. Each Manager shall have the authority to sign duly authorized agreements and other instruments on behalf of the Company without the joinder of any other Manager.

                  (e) Subject to the terms of this Agreement, any action may be taken by the Managers without a meeting and without prior notice if authorized by the written consent of a majority of the Managers (or such greater number as is required by this Agreement), which written consent shall be filed with the records of the Company.

                  (f) Every Manager is an agent of the Company for the purpose of its business, and the act of every Manager, including the execution in the Company name of any instrument for carrying on the business of the Company, binds the Company, unless such act is in contravention of this Agreement or unless the Manager so acting otherwise lacks the authority to act for the Company and the Person with whom he or she is dealing has knowledge of the fact that he or she has no such authority.

                  SECTION 7.02 Powers of the Managers. Subject to the terms of this Agreement, the Managers shall have the right and authority to take all actions which the Managers deem incidental, necessary, suitable or convenient for the day-to-day management and conduct of the Company's business.

                  Subject to the terms of this Agreement, the Managers may exercise all powers of the Company and do all such lawful acts and things as are not prohibited by the LLC Act, other applicable law or this Agreement directed or required to be exercised or done by the Member. All duly authorized instruments, contracts, agreements and documents providing for the acquisition or disposition of property of the Company shall be valid and binding on the Company if executed by one or more of the Managers.

                  SECTION 7.03 Compensation. To the extent permitted by applicable law, the Company may reimburse any Manager, directly or indirectly, for out-of-pocket expenses incurred by such Manager in connection with its services rendered to the Company. Such compensation shall be determined by the Managers without regard to the income of the Company, shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Company and shall be considered a fixed Operating Expense of the Company subject to the limitations on such expenses set forth in the Financing Order.

                  SECTION 7.04 Removal of Managers. (a) Subject to Section 4.01, the Member may remove any Manager with or without cause at any time.

                  (b) Subject to Sections 4.01 and 7.05, any removal of a Manager shall become effective on such date as may be specified by the Member and in a notice delivered to any remaining Managers or the Manager designated to replace the removed Manager (except that it shall not be effective on a date earlier than the date such notice is delivered to the remaining or newly-elected Manager). Should a Manager be removed who is also the Member, the Member shall continue to participate in the Company as the Member and receive its share of the Company's income, gains, losses, deductions and credits pursuant to this Agreement.

                  SECTION 7.05 Resignation of Manager. A Manager other than an Independent Manager may resign as a Manager at any time by 30 days' prior notice to the Member. An Independent Manager may not resign, withdraw or resign as a Manager of the Company without the consent of the Member. No resignation or removal of an Independent Manager, and no appointment of a successor Independent Manager, shall be effective until such successor (i) shall have accepted his or her appointment as an Independent Manager by a written instrument, which may be a counterpart signature page to the Management Agreement, and (ii) shall have executed a counterpart to this Agreement.

                  SECTION 7.06 Vacancies. Subject to Section 4.01, any vacancies among the Managers may be filled by the Member. In the event of a vacancy in the position of Independent Manager, the Member shall, as soon as practicable, appoint a successor Independent Manager.

                  SECTION 7.07 Meetings of the Managers. The Managers may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Managers may be held without notice at such time and at such place as shall from time to time be determined by the Managers. Special meetings of the Managers may be called by the President on not less than one day's notice to each Manager by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Managers.

                  SECTION 7.08 Electronic Communications. Managers, or any committee designated by the Managers, may participate in meetings of the Managers, or any committee, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

                  SECTION 7.09 Committees of Managers.

                  (i) The Managers may, by resolution passed by a majority of the Managers, designate one or more committees, each committee to consist of one or more of the Managers. The Managers may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

                  (ii) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another Manager to act at the meeting in the place of any such absent or disqualified member.

                  (iii) Any such committee, to the extent provided in the resolution of the Managers, shall have and may exercise all the powers and authority of the Managers in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Managers. Each committee shall keep regular minutes of its meetings and report the same to the Managers when required.

                  SECTION 7.10 Limitations on Independent Managers. All right, power and authority of the Independent Managers shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement.

                                  ARTICLE VIII

                                    EXPENSES

                  SECTION 8.01 Expenses. Except as otherwise provided in this Agreement or the Basic Documents, the Company shall be responsible for all expenses and the allocation thereof including without limitation:

                  (a) all expenses incurred by the Member or its Affiliates in organizing the Company;

                  (b) all expenses related to the business of the Company and all routine administrative expenses of the Company, including the maintenance of books and records of the Company, the preparation and dispatch to the Member of checks, financial reports, tax returns and notices required pursuant to this Agreement;

                  (c) all expenses incurred in connection with any litigation or arbitration involving the Company (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith;

                  (d) all expenses for indemnity or contribution payable by the Company to any Person;

                  (e) all expenses incurred in connection with the collection of amounts due to the Company from any Person;

                  (f) all expenses incurred in connection with the preparation of amendments to this Agreement;

                  (g) all expenses incurred in connection with the liquidation, dissolution and winding up of the Company; and

                  (h) all expenses otherwise allocated in good faith to the Company by the Managers.

                                   ARTICLE IX

          PERPETUAL EXISTENCE; DISSOLUTION, LIQUIDATION AND WINDING-UP

                  SECTION 9.01 Existence. (a) The Company shall have a perpetual existence. So long as any of the Company's Notes shall remain Outstanding, the Member shall not be entitled to consent to the dissolution of the Company.

                  (b) Notwithstanding any provision of this Agreement, the bankruptcy (as defined in the LLC Act) of the Member will not cause the Member to cease to be a member of the Company, and upon the occurrence of such an event, the business of the Company shall continue without dissolution. Upon the occurrence of any event that causes the last remaining Member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company.

                  SECTION 9.02 Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of the earliest of the following events:

                  (a) subject to Section 1.07, the election to dissolve the Company made in writing by the Member and each Manager, including the Independent Managers, as permitted by the Basic Documents;

                  (b) the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company unless the business of the Company is continued without dissolution in a manner permitted by the LLC Act or this Agreement; or

                  (c) the entry of a decree of judicial dissolution of the Company pursuant to Section 18-802 of the LLC Act.

                  SECTION 9.03 Accounting. In the event of the dissolution, liquidation and winding-up of the Company, a proper accounting shall be made of the Capital Account of the Member and of the net income or net loss of the Company from the date of the last previous accounting to the date of dissolution.

                  SECTION 9.04 Certificate of Cancellation. As soon as possible following the occurrence of any of the events specified in Section 9.02 and the completion of the winding up of the Company, the Person winding up the business and affairs of the Company, as an authorized Person, shall cause to be executed a Certificate of Cancellation of the Certificate of Formation and file the Certificate of Cancellation of the Certificate of Formation as required by the LLC Act.

                  SECTION 9.05 Winding Up. Upon the occurrence of any event specified in Section 9.02, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Member, or if there is no Member, the Managers, shall be responsible for overseeing the winding up and liquidation of the Company, shall take full account of the liabilities of the Company and its assets, shall either cause its assets to be sold or distributed, and if sold as promptly as is consistent with obtaining the fair market value thereof, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 9.06.

                  SECTION 9.06 Order of Payment of Liabilities Upon Dissolution. After determining that all debts and liabilities of the Company, including all contingent, conditional or unmatured liabilities of the Company, in the process of winding-up, including, without limitation, debts and liabilities to the Member in the event it is a creditor of the Company to the extent otherwise permitted by law, have been paid or adequately provided for, the remaining assets shall be distributed in cash or in kind to the Member.

                  SECTION 9.07 Limitations on Payments Made in Dissolution. Except as otherwise specifically provided in this Agreement, the Member shall only be entitled to look solely to the assets of Company for the return of its positive Capital Account balance and shall have no recourse for its Capital Contribution and/or share of net income (upon dissolution or otherwise) against any Manager.

                  SECTION 9.08 Limitation on Liability. Except as otherwise provided by the LLC Act and except as otherwise characterized for tax and financial reporting purposes, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or a Manager.

                                    ARTICLE X

                                 INDEMNIFICATION

                  SECTION 10.01 Indemnity. Subject to the provisions of Section
10.04 hereof, to the fullest extent permitted by law, the Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that such Person is or was a Manager, Member, officer, controlling Person, employee, legal representative or agent of the Company, or is or was serving at the request of the Company as a member, manager, director, officer, partner, shareholder, controlling Person, employee, legal representative or agent of another limited liability company, partnership, corporation, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with the action, suit or proceeding if such

Person acted in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal action or proceeding, had no reasonable cause to believe such Person's conduct was unlawful; provided that such Person shall not be entitled to indemnification if such judgment, penalty, fine or other expense was directly caused by such Person's fraud, gross negligence or willful misconduct.

                  SECTION 10.02 Indemnity for Actions By or In the Right of the Company. Subject to the provisions of Section 10.04 hereof, to the fullest extent permitted by law, the Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the rights of the Company to procure a judgment in its favor by reason of the fact that such Person is or was a Member, Manager, officer, controlling Person, employee, legal representative or agent of the Company, or is or was serving at the request of the Company as a member, manager, director, officer, partner, shareholder, controlling Person, employee, legal representative or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by such Person in connection with the defense or settlement of the actions or suit if such Person acted in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interests of the Company; provided that such Person shall not be entitled to indemnification if such judgment, penalty, fine or other expense was directly caused by such Person's fraud, gross negligence or willful misconduct. Indemnification may not be made for any claim, issue or matter as to which such Person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                  SECTION 10.03 Indemnity If Successful. The Company shall indemnify any Person who is or was a Manager, Member, officer, controlling Person, employee, legal representative or agent of the Company, or is or was serving at the request of the Company as a member, manager, director, officer, partner, shareholder, controlling Person, employee, legal representative or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense of any action, suit or proceeding referred to in Sections 10.01 and 10.02 or in defense of any claim, issue or matter therein, to the extent that such Person has been successful on the merits.

                  SECTION 10.04 Expenses. Any indemnification under Sections
10.01 and 10.02, as well as the advance payment of expenses permitted under
Section 10.05 unless ordered by a court or advanced pursuant to Section 10.05 below, must be made by the Company only as authorized in the specific case upon a determination that indemnification of the Manager, Member, officer, controlling Person, employee, legal representative or agent is proper in the circumstances. The determination must be made:

                  (a) By the Member if the Member was not a party to the act, suit or proceeding; or

                  (b) If the Member was a party to the act, suit or proceeding by independent legal counsel in a written opinion.

                  SECTION 10.05 Advance Payment of Expenses. The expenses of each Person who is or was a Manager, Member, officer, controlling Person, employee, legal representative or agent, or is or was serving at the request of the Company as a member, manager, director, officer, partner, shareholder, controlling Person, employee, legal representative or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such Person to repay the amount if it is ultimately determined by a court of competent jurisdiction that such Person is not entitled to be indemnified by the Company. The provisions of this Section 10.05 shall not affect any rights to advancement of expenses to which personnel other than the Member or the Managers (other than the Independent Managers) may be entitled under any contract or otherwise by law.

                  SECTION 10.06 Other Arrangements Not Excluded. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article X:

                  (a) Does not exclude any other rights to which a Person seeking indemnification or advancement of expenses may be entitled under any agreement, decision of the Member or otherwise, for either an action of any Person who is or was a Manager, Member, officer, controlling Person, employee, legal representative or agent, or is or was serving at the request of the Company as a member, manager, director, officer, partner, shareholder, controlling Person, employee, legal representative or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, in the official capacity of such Person or an action in another capacity while holding such position, except that indemnification and advancement, unless ordered by a court pursuant to Section 10.05 above, may not be made to or on behalf of such Person if a final adjudication established that its acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action; and

                  (b) Continues for a Person who has ceased to be a Member, Manager, officer, employee, legal representative or agent and inures to the benefit of the successors, heirs, executors and administrators of such a Person.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  SECTION 11.01 Amendments. (a) The power to alter, amend or repeal this Agreement shall be only on the consent of the Member, provided, that
(i) the Company shall not alter, amend or repeal any provision of Sections 1.05, 1.07, 1.08, 3.01(b), 3.02, 6.06, 6.07, 7.05, 9.01, 9.02, 11.01 and 11.06 of this
Agreement or the definition of an Independent Manager contained herein or the requirement that at all times the Company have at least two Independent Managers without, in each case, the affirmative vote of a majority of the Managers, which vote must include the affirmative vote of all of the Independent Managers and
(ii) the Company shall
only amend Sections 4.01 (with respect to the fees of the Independent Managers described in clause First), 4.02, 5.04, and 7.03 of this Agreement upon the satisfaction of the condition set forth below in Section 11.02.

                  (b) The Company's power to alter or amend the Certificate of Formation shall be vested in the Member. Upon obtaining the approval of any amendment, supplement or restatement as to the Certificate of Formation, the Member on behalf of the Company shall cause a Certificate of Amendment or Amended and Restated Certificate of Formation to be prepared, executed and filed in accordance with the LLC Act.

                  SECTION 11.02 PUCT Condition. Notwithstanding anything to the contrary in Section 11.01, no amendment of Sections 4.01 (with respect to the fees of the Independent Managers described in clause First), 4.02, 5.04, and
7.03 of this Agreement shall be effective except upon satisfaction of the conditions precedent in this Section 11.02.

                  (a) At least fifteen days prior to the effectiveness of any such amendment and after obtaining the other necessary approvals set forth in
Section 11.01 above (except that the consent of the Indenture Trustee may be subject to the consent of Holders if such consent is required or sought by the Indenture Trustee in connection with such amendment), the Member shall have delivered to the PUCT's executive director and general counsel written notification of any proposed amendment, which notification shall contain:

                  (i)      a reference to Docket No. 21528;

                  (ii) an Officer's Certificate stating that the proposed amendment has been approved by all parties to this Agreement; and

                  (iii) a statement identifying the person to whom the PUCT or its staff is to address any response to the proposed amendment or to request additional time;

                  (iv) If the PUCT or its staff shall have, within fifteen days (subject to extension as provided in Section 11.02(c) below) of receiving a notification complying with Section 11.02(a) above, delivered to the office of the person specified in Section 11.02(a)(iii) above a written statement that the PUCT might object to the proposed amendment, then such proposed amendment shall not be effective unless and until the PUCT subsequently delivers a written statement in writing that it does not object to such proposed amendment.

                  (v) If the PUCT or its staff shall have, within fifteen days of receiving a notification complying with
                           Section 11.02(a) above, delivered to the office of the person specified in Section 11.02(a)(iii) above a written statement requesting an additional amount of time not to exceed thirty days in which to consider such proposed amendment, then such proposed amendment shall not be effective if, within such extended period, the PUCT shall have delivered to the office of the person specified in Section 11.02(a)(iii) above a written statement as described in Section 11.02(b) above, unless and until the PUCT subsequently delivers a written statement in writing that it does not object to such proposed amendment.

                  (vi) If the PUCT or its staff shall have not delivered written notice that the PUCT might object to such proposed amendment within the time periods described in Section 11.02(b) or Section 11.02(c) above, whichever is applicable, then the PUCT shall be conclusively deemed not to have any objection to the proposed amendment and such amendment may subsequently become effective upon satisfaction of the other conditions specified in Section 11.01.

                  (vii) Following the delivery of a notice to the PUCT by the Member under Section 11.02(a) above, the Member shall have the right at any time to withdraw from the PUCT further consideration of any notification of a proposed amendment.

                  SECTION 11.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 11.04 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  SECTION 11.05 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 11.06 Assigns. Each and all of the covenants, terms, provisions and agreements contained in this Agreement shall be binding upon and inure to the benefit of the Member, and its permitted successors and assigns.

                  SECTION 11.07 Enforcement by Independent Managers. Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Managers in accordance with its terms. The Independent Managers are intended beneficiaries of this Agreement.

                  SECTION 11.08 Waiver of Partition; Nature of Interest. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and the Special Members hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to this Agreement.

                  IN WITNESS WHEREOF, this Agreement is hereby executed by the undersigned as the sole Member of the Company and is effective as of February 7, 2002.

                                       CENTRAL POWER AND LIGHT COMPANY

                                       By: /s/ Wendy G. Hargus
                                           -------------------------------------
                                           Name:  /s/ Wendy G. Hargus
                                           Title: Assistant Treasurer

ACKNOWLEDGED AND AGREED:

Mark A. Ferrucci,
as Independent Manager

/s/ Mark A. Ferrucci
----------------------------------


Kim E. Lutthans,
as Independent Manager

/s/ Kim E. Lutthans
----------------------------------








   Signature Page to Amended and Restated Limited Liability Company Agreement

                                   SCHEDULE A

                   Schedule of Capital Contributions of Member

                               Membership Interest

                                                                    MEMBERSHIP
           MEMBER'S                      CAPITAL                     INTEREST                      CAPITAL
             NAME                     CONTRIBUTION                  PERCENTAGE                     ACCOUNT
           --------                   ------------                  ----------                     -------
Central Power and Light Company        $    10.00                      100%                       $    10.00
Central Power and Light Company        $3,986,675                      100%                       $3,986,685

                                   SCHEDULE B

                                Initial Managers

Names

1)       Armando A. Pena

2)       Geoffrey S. Chatas

3)       Wendy G. Hargus

4)       Mark A. Ferrucci

5)       Kim E. Lutthans

                                   SCHEDULE C

                                Initial Officers

Names                               Office

                                    EXHIBIT A

                              Management Agreement

                                                  ,
                         ---------------------- --  ----

[
 ----------------------------

-----------------------------
                             ]
-----------------------------





                  Re:  Management Agreement -- CPL Transition Funding LLC

Ladies and Gentlemen:

         For good and valuable consideration, each of the undersigned Persons, who have been designated as managers of CPL Transition Funding LLC, a Delaware limited liability company (the "Company"), in accordance with the Amended and Restated Limited Liability Company Agreement of the Company, dated as of ______________________ __, ____, as it may be amended or restated from time to time (the "LLC Agreement"), hereby agree as follows:

         1. Each of the undersigned accepts such Person's rights and authority as a Manager under the LLC Agreement and agrees to perform and discharge such Person's duties and obligations as a Manager under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such Person's successor as a Manager is designated or until such Person's resignation or removal as a Manager in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that it has been designated as a "manager" of the Company within the meaning of the Delaware Limited Liability Company Act.

         2. Until a year and one day has passed since the date that the last obligation under the Basic Documents was paid, to the fullest extent permitted by law, each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.

         3. THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE,

AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         Capitalized terms used and not otherwise defined herein have the meanings set forth in the LLC Agreement.

         This Management Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Management Agreement and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.





                                                              [SIGNATURE BLOCKS]